EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

I, Thomas F. Prisby, Chairman of the Board and Chief Executive Officer, and Charles V. Cole, Executive Vice President and Chief Financial Officer, of CFS Bancorp, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

     (1) The Amendment No. 1 to the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d); and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ THOMAS F. PRISBY
THOMAS F. PRISBY
Chairman of the Board and
Chief Executive Officer

Date: March 13, 2009

	By:	/s/ CHARLES V. COLE
CHARLES V. COLE
Executive Vice President and
Chief Financial Officer

Date: March 13, 2009

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to CFS Bancorp, Inc. and will be retained by CFS Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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